Exhibit 23.4

Onestop Assurance PAC
10 Anson Road
#06-15 International Plaza
Singapore 079903
Tel: 9644 9531
Email:audit@onestop-ca.com
Website: www.onestop-ca.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 2 to Form F-3 of our report dated April 25, 2024, relating to the consolidated financial statements of WiMi Hologram Cloud Inc. and subsidiaries, appearing in its Annual Report for the year ended December 31, 2023.

/s/ Onestop Assurance PAC
Singapore
December 30, 2024